UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2002

UNUMPROVIDENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)

(423) 755-1011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

INDEX

Item 5.    Other Events

(a)
On July 18, 2002, the Company issued a press release reporting the Company’s expected after-tax net realized investment losses for the second quarter of 2002, which is incorporated herein by reference and attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2002

UnumProvident Corporation (Registrant)

/s/ F. Dean Copeland F. Dean Copeland
Senior Executive Vice President—Legal and Administrative Affairs and General Counsel

INDEX TO EXHIBITS

Exhibit
99.1	UnumProvident Corporation press release dated July 18, 2002.